SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 30, 2005

DATA SYSTEMS & SOFTWARE INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction of Incorporation)	(Commission file Numbers)	(IRS Employer Identification Nos.)

200 Route 17, Mahwah, New Jersey	07430
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 529-2026

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 30, 2005 we appointed Mr. Michael Barth, 45, to serve as our Chief Financial Officer and Chief Accounting Officer. Mr. Barth was also appointed Chief Financial Officer of our dsIT Solutions Ltd. subsidiary.

Mr. Barth is a Certified Public Accountant in both the U.S. and Israel and has 18 years of accounting experience. For the past six years Mr. Barth has served as the Assistant to the Chief Financial Officer and Controller of dsIT. From 1995 to 1999, Mr. Barth was a supervisor with Somekh Chaikin, a member of KPMG International. Prior to that, Mr. Barth was employed by public accounting firms in the United States. Mr. Barth holds a Masters of Business Administration in Accounting from Baruch College of the City University of New York.

The terms of an employment agreement between us and Mr. Barth have not yet been finalized; they will be described in an amendment to this Current Report on Form 8-K as soon as they become final.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 5th day of December 2005.

DATA SYSTEMS & SOFTWARE INC.

By:   /s/ George Morgenstern
Name: George Morgenstern
Title:  President and Chief Executive Officer